UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650-466-7125

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2025, ALX Oncology Holdings Inc. (the “Company”) received a written notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has not been in compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market set forth in Nasdaq Listing Rule 5450(a)(1) for a period of 30 consecutive business days (the “Notice”). The Notice has no immediate effect on the listing of the Company’s stock on the Nasdaq Global Select Market, subject to the Company’s compliance with the other listing requirements of Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the Notice, or until October 20, 2025, to regain compliance with the minimum bid price requirement. To regain compliance with Nasdaq’s minimum bid price requirement, the closing price per share of the Company’s common stock, must be at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day compliance period, unless the Staff exercises its discretion to extend this ten-business day period. If the Company does not regain compliance during the 180-calendar day compliance period, the Company may be afforded a second 180-calendar day compliance period to regain compliance if it elects to transfer to the Nasdaq Capital Market. To qualify, the Company must meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq Capital Market (with the exception of the minimum bid price requirement) and notify Nasdaq of its intent to cure the deficiency. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, the Company’s stock will be subject to delisting. There can be no assurance that the Company will be eligible for the second compliance period, if applicable, or that the Staff would grant the Company’s request for continued listing subsequent to any delisting notification.

The Company intends to actively monitor the closing bid price of its common stock and assess potential actions to regain compliance during the 180-calendar day compliance period, including effecting a reverse stock split, if necessary. While the Company is exercising diligent efforts to maintain the listing of its common stock on the Nasdaq Global Select Market, there can be no assurance that the Company will be able to regain or maintain compliance with the minimum bid price requirement or any other Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: April 25, 2025	By:	/s/ Harish Shantharam
Harish Shantharam
Chief Financial Officer